EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on this Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on this Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

OSN Streaming Limited

By:	/s/
Name:	Fiona Robertson
Title:	Director

OSN Streaming Holding Limited

By:	/s/
Name:	Fiona Robertson
Title:	Director

Panther Media Holding Limited

By:	/s/
Name:	Laura Herbin
Title:	Director

Panther Media Group Limited

By:	/s/
Name:	Joseph El Kawkabani
Title:	Chief Executive Officer

Kuwait Projects Company (Holding) K.S.C.P

By:	/s/
Name:	Sheikha Dana Naser Sabah Al Ahmad Al Sabah
Title:	Director